As filed with the Securities and Exchange Commission on December 6, 2024

Registration No. 333-283261

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
PRE-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Burke & Herbert Financial Services Corp.
(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization)	92-0289417 (I.R.S. Employer Identification Number)

100 S. Fairfax Street
Alexandria, Virginia 22314
(703) 666-3555
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
David P. Boyle
Burke & Herbert Financial Services Corp.
100 S. Fairfax Street
Alexandria, Virginia 22314
(703) 666-3555
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)
________________
Copy to:
Sandra M. Murphy, Esq.
Bowles Rice LLP
600 Quarrier Street
Charleston, West Virginia 25301
(304) 347-1131
________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT AN INVITATION FOR OFFERS TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION
DATED DECEMBER 6, 2024
PROSPECTUS
Up to $350,000,000.00
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Subscription Rights
Purchase Contracts
Units
__________________
Burke & Herbert Financial Services Corp. may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus. The securities described in this prospectus may be convertible into or exercisable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby. The aggregate initial offering price of the securities that we will offer will not exceed $350,000,000.00.
We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
This prospectus provides a general description of the securities we may offer. At the time we offer securities, we will specify in an accompanying prospectus supplement the amount, price and specific terms of any securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and the documents incorporated by reference before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from any such sale will also be set forth in a related prospectus supplement.
Our common stock is listed on the Nasdaq Stock Market LLC under the trading symbol “BHRB.” On November 13, 2024, the last reported sale price of our common stock on the Nasdaq Stock Market LLC was $69.41 per share. If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed.
Our principal executive offices are located at 100 S. Fairfax Street, Alexandria, Virginia 22314, and our telephone number is (703) 666-3555.
Investing in our securities involves risks. Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 6 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10−K and in any quarterly report on Form 10−Q, as well as in any prospectus supplements relating to specific offerings and free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in other documents that are incorporated by reference into this prospectus or any prospectus supplement or free writing prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
As of November 13, 2024, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is $908,499,854.90. We have not offered any securities pursuant to General Instruction I.B.6. to Form S-3 during the prior twelve (12) calendar month period ending on, and including November 13, 2024.
The date of this prospectus is

You should rely solely on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $350,000,000.00. We may offer the following securities from time to time:
•common stock;
•preferred stock;
•debt securities;
•warrants;
•depositary shares;
•subscription rights;
•purchase contracts; and
•units.
Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read this prospectus, each applicable prospectus supplement and any related free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities that may be offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits may be obtained and read at the SEC Internet website (www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement may be used only where it is legal to sell these securities, and we will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, a related free writing prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate only as of the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since that date.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and together with our agents, to reject, in whole or in part, any of those offers.
The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
In this prospectus, we refer to common stock, preferred stock, debt securities, subscription rights, warrants, depositary shares, purchase contracts and units collectively as “securities.” The terms “we,” “us,” “our” and “Burke & Herbert” refer to Burke & Herbert Financial Services Corp., and our consolidated subsidiary, unless otherwise stated or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You can access the electronic versions of these filings on the SEC’s website found at http://www.sec.gov and our website found at https://investor.burkeandherbertbank.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement and should not be construed as being incorporated by reference into this prospectus). Written requests for copies of the documents we file with the SEC should be directed to Burke & Herbert Financial Services Corp., 5680 King Centre Drive, Ste. 801, Alexandria, Virginia 22315, Attention: Corporate Secretary, telephone number: (703) 666-3555.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

WE ARE NOT INCORPORATING THE INFORMATION ON OUR WEBSITE INTO THIS PROSPECTUS, AND THE INFORMATION ON OUR WEBSITE IS NOT INCLUDED IN, NOR IS IT A PART OF, THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating the information in this document, except for any information superseded by information that is included directly in this prospectus or a prospectus supplement, or is incorporated by reference subsequent to the date of this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (File No. 001-41633) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 22, 2024, as amended by the Annual Report on Form 10-K/A, filed with the SEC on April 12, 2024;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and September 30, 2024 filed on May 10, 2024, August 13, 2024 and November 13, 2024, respectively;
•Our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished, rather than filed with, the SEC) filed with the SEC on May 9, 2024, July 10, 2024, July 11, 2024, July 16, 2024, July 26, 2024, October 25, 2024, November 13, 2024, and December 3, 2024; and
•The description of BHRB common stock set forth in Exhibit 4.1 to the S-3 Registration Statement filed with the SEC on November 15, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.
These documents contain important information about our business and our financial performance.
    Except as noted in the paragraph below, we also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus or in any previously-filed prospectus supplement. These documents are available to you without charge. See “Where You Can Find More Information.”

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-

K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act, or the Exchange Act or into this prospectus.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:
Corporate Secretary
Burke & Herbert Financial Services Corp.
5680 King Centre Drive, Ste 801
Alexandria, Virginia 22315
Phone: (703) 666-3555
E-mail: ztweed@burkeandherbertbank.com
This prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the securities covered by this prospectus. These summary descriptions do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors, and may no longer continue to be true as of any given date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus or in any accompanying prospectus supplements contain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative of such terms and other similar words and expressions of future intent.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K for the year ended December 31, 2023, and as amended on Form 10-K/A, and other factors described in our periodic reports filed from time to time with the SEC. The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: costs or difficulties associated with newly developed or acquired operations; risks related to our ability to successfully integrate Summit Financial Group, Inc. into the Company and operate the combined company; changes in general economic trends (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, interest rates, market and monetary fluctuations; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the effects of any cybersecurity breaches; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10–K for the year ended December 31, 2023, as amended by the Form 10-K/A, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and other reports the Company files with the SEC.
These and other uncertainties related to our business are described in greater detail in Item 1A of our most recently-filed Annual Report on Form 10-K, incorporated by reference into this prospectus, as updated by quarterly and other reports or documents that we file with the SEC after the date of such annual report. See also “Risk Factors” herein and in any accompanying prospectus supplement.
The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. Except for meeting our ongoing obligations under federal securities law, we do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.
BURKE & HERBERT FINANCIAL SERVICES CORP.
Burke & Herbert Financial Services Corp. (“Burke & Herbert”) was organized as a Virginia corporation in 2022 to serve as the holding company for Burke & Herbert Bank & Trust Company (also referred to herein as the “Bank”). Burke & Herbert commenced operations as a bank holding company on October 1, 2022, following a reorganization transaction in which it became the Bank’s holding company. This transaction was treated as an internal reorganization as all shareholders of the Bank became shareholders of Burke & Herbert. In September 2023, Burke & Herbert elected to become a financial holding company.
We primarily serve small to medium-sized businesses, their owners and employees, professional corporations, non-profits, and individuals with a broad range of banking products and financial services. Some of the products and services that we offer include checking, savings and money market accounts, certificates of deposit, treasury and cash management services, commercial and industrial loans, commercial real estate loans, residential mortgage, acquisition, construction & development loans, online banking, mobile banking, and wealth & trust services. As of September 30, 2024, we had total consolidated assets of $7.9 billion, gross loans of $5.6 billion, total deposits of $6.6 billion, and total shareholders’ equity of $738.1 million.
Our principal office is located at 100 S. Fairfax Street, Alexandria, Virginia 22314, and our telephone number is (703) 666-3555. Our Internet website address is https://investor.burkeandherbertbank.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.
Our common stock is listed and traded on the Nasdaq Stock Market LLC under the trading symbol “BHRB.”
RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. See the information under the heading “Where You Can Find More Information” for information on how to obtain copies of documents incorporated by reference in this prospectus. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.
USE OF PROCEEDS
Unless we otherwise state in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplements for general corporate purposes. General corporate purposes may include the refinance, reduction or repayment of debt, additions to working capital, capital expenditures, investments in, or extensions of credit to, our banking subsidiary as regulatory capital, expansion of the business, possible acquisitions, and the repurchase, redemption or retirement of securities, including shares of our common stock. The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering. The net proceeds may be temporarily invested in interest bearing accounts or short-term, interest-bearing securities or applied to repay short-term or revolving debt prior to use.
Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.
DESCRIPTION OF OUTSTANDING SECURITIES
The following description of the securities of Burke & Herbert Financial Services Corp. may not be complete and is subject to, and qualified in its entirety by reference to, applicable provisions of Virginia law and the terms and provisions of Burke & Herbert’s Articles of Incorporation, as amended (the “Articles”) and Burke & Herbert’s Bylaws, as amended (the “Bylaws”).

General
Our Articles provide that we are authorized to issue, without shareholder action, a total of 40,000,000 shares of common stock, par value $0.50 per share, and 2,000,000 shares of serial preferred stock, par value $1.00 per share, of which 1,500 shares have been designated as 6.0% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series 2021 or “Series 2021 Preferred Stock.” The preferred stock may be issued in one or more series and with such terms and conditions, at such times and for such consideration as our board of directors may determine. As of November 13, 2024, 14,967,726 shares of common stock were issued and outstanding, and 1,500 shares of Series 2021 Preferred Stock were issued and outstanding.

Common Stock
The following summary describes the material features and rights of our common stock.
Voting Rights. All voting rights are vested in the holders of our common stock. All shareholders are entitled to receive notice of any meeting of shareholders of Burke & Herbert, and to attend, vote and speak at such meetings, except those meetings at which only holders of a specific class of shares are entitled to vote separately as a class. On all matters subject to a vote of shareholders, our shareholders will be entitled to one vote per share and, in general, the affirmative vote of a majority of the shares issued, outstanding and entitled to vote is sufficient to authorize action upon routine matters. A nominee for director shall be elected to the board at any meeting of shareholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast at any meeting of shareholders for which the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. A quorum for the transaction of business at a meeting of shareholders is present if shareholders who, together, hold a majority of the outstanding common stock of Burke & Herbert entitled to vote are present, either in person or by proxy.
Dividend Rights. Burke & Herbert’s shareholders are entitled to receive dividends or distributions that its board may declare out of funds legally available for those payments. The payment of distributions by Burke & Herbert is subject to the restrictions of Virginia law applicable to the declaration of distributions by a corporation. A Virginia corporation generally may not authorize and make distributions if, after giving effect to the distribution, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to the rights of those receiving the distribution. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock.
Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Burke & Herbert or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of shares will be entitled to ratably receive all of Burke & Herbert’s assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding preferred shares.
Our board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of our company.
Assessment and Redemption. Shares of our common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of our common stock.
Preemptive Rights. No holder of any share of our capital stock has any preemptive right to subscribe to an additional issue of our capital stock or to any security convertible into such stock.
Forum Selection.
Our Bylaws provide that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Alexandria Division or, in the event that court lacks jurisdiction, the Circuit Court of the City of Alexandria, Virginia, will be the sole and exclusive forum for:
•any derivative action or proceeding brought in the name or right of the Company or on its behalf;
•any action asserting a claim for breach of a fiduciary duty owed by a director, officer, employee or other agent of ours to us or our shareholders;
•any action arising or asserting a claim arising pursuant to any provision of the Virginia Stock Corporation Act (Va. Code Ann § 13.1-601 et seq.) (the “VSCA”) or any provision of our Articles or Bylaws; or
•any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of our Articles or Bylaws, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants in any such action.
By its terms, the exclusive forum provision in our Bylaws would apply to claims made under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of common stock of Burke & Herbert will be deemed to have notice of and have consented to the exclusive forum provisions in our Bylaws.
However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result of these provisions, the exclusive forum provisions may not apply to, and there is uncertainty as to whether a court would enforce such exclusive forum provisions with respect to, suits brought to enforce any duty or liability created by the Exchange Act or the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and our shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
The exclusive forum provision may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors or officers, which may discourage such lawsuits against us and our directors and officers or increase costs on shareholders pursuing any claims against us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, results of operations and financial condition.
Anti-Takeover Provisions. Provisions of the VSCA and the Articles and the Bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Burke & Herbert without negotiation with our board of directors. The effect of these provisions is discussed briefly below.
•Authorized Serial Preferred Stock. Our Articles authorize the board to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights, and other terms of such series. Under this authority, the board could create and issue a series of preferred stock with rights, preferences, or restrictions that have the effect of discriminating against an existing or prospective holder of Burke & Herbert’s common stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquirer to obtain control of Burke & Herbert by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of Burke & Herbert’s management.
•Removal of Directors and Board Vacancies. Our Articles provide that directors may only be removed by Burke & Herbert’s shareholders for cause and only with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote. Virginia law and our Articles and Bylaws provide that any vacancy occurring on our board may be filled by the remaining members of the board. These provisions may discourage, delay, or prevent a third-party from voting to remove incumbent directors and simultaneously gaining control of our board by filling the vacancies created by that removal with its own nominees.
•Amendment of Amended and Restated Articles of Incorporation. Our Articles requires the approval of 66 2/3% of our shareholders to amend certain of the provisions of our Articles. This requirement is intended to prevent a shareholder who controls a majority of our common stock from avoiding the requirements of important provisions of our Articles simply by amending or repealing those provisions. Accordingly, the holders of a minority of the shares of our common stock could block the future repeal or modification of certain provisions of our Articles, even if that action were deemed beneficial by the holders of more than a majority, but less than 66 2/3%, of our common stock.
•Advance Notification Requirements. Our Bylaws require a shareholder who desires to raise new business or nominate a candidate for election to the board at an annual meeting of shareholders to provide advance notice of not later than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. The Bylaws also require shareholders who desire to raise new business to provide certain information concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Such requirements may discourage the shareholders from submitting nominations and proposals.
•Shareholder Meetings. Pursuant to the Bylaws, special meetings of shareholders may be called only by a resolution of the board, by the chairperson of the board, or by the chief executive officer. As a result, shareholders are not able to act on matters, other than at annual shareholders’ meetings, unless they are able to persuade the chairperson of the board, the chief executive officer, or a majority of the board to call a special meeting.
•Merger or Change of Control Considerations. Our Bylaws provide that no plan of merger or share exchange or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of Burke & Herbert’s property, otherwise than in the usual and regular course of business, shall be submitted to the shareholders for a vote unless such action is approved by at least two-thirds of the entire board.
Affiliated Transactions Statute. The VSCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other material dispositions of assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally any beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:
•the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;
•the affiliated transaction has been approved by a majority of the disinterested directors; or
•subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.
The provisions of the Affiliated Transactions Statute are only applicable to public corporations that have more than 300 shareholders.
Control Share Acquisitions Statute. Under the VSCA’s control share acquisitions statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:
•unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or
•among other exceptions, unless such acquisition of shares is made pursuant to an affiliation agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.” The provisions of the Control Share Acquisition Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisition Statute, but Burke & Herbert has not done so.
The Bank Holding Company Act of 1956. The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The Bank Holding Company Act of 1956, as amended (the “BHCA”), requires any “bank holding company” to obtain the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership.
Listing. Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “BHRB.”
Transfer Agent. The transfer agent for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.
Preferred Stock
Our authorized capital stock includes up to two million (2,000,000) shares of serial preferred stock, par value $1.00, which includes 1,500 shares of Series 2021 Preferred Stock, with a liquidation preference of $10,000 per share. Our Articles authorize the board to, without shareholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.
As of the date of this prospectus, 1,500 shares of the Series 2021 Preferred Stock are issued and outstanding.
Series 2021 Preferred Stock
The following summary describes the material features and rights of our Series 2021 Preferred Stockholders and is subject to, and qualified in its entirety by, applicable law and the provisions of our Articles.

Number. Burke & Herbert designated 1,500 shares of Series 2021 Preferred Stock, par value $1.00 per share.

Dividends. Dividends on the Series 2021 Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis on the $10,000 per share purchase price, at an annual rate equal to 6.0%. Subject to the foregoing, dividends will be payable in arrears on the 15th day of March, June, September and December of each year (each, a “dividend payment date”) commencing on June 15, 2021. Each dividend will be payable to holders of record as they appear on our stock register on the 15th day of the month, whether or not a business day, in which the relevant dividend payment date occurs. Each period from and including a dividend payment date (or the date of the issuance of the Series 2021 Preferred Stock) to but excluding the following dividend payment date is herein referred to as a “dividend period.” Dividends payable for each dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid. The term “business day” means any day that is not Saturday or Sunday and that, in Alexandria, Virginia, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.
Dividends on the Series 2021 Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare a dividend on the Series 2021 Preferred Stock for a dividend period, or if the board of directors authorizes and declares less than a full dividend, we will have no obligation to pay any dividend or full dividend for that period, whether or not our board of directors authorizes and declares dividends on the Series 2021 Preferred Stock for any subsequent dividend period.
We are not obligated to and will not pay holders of the Series 2021 Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Series 2021 Preferred Stock any dividend in excess of the dividends on the Series 2021 Preferred Stock that are payable as described above.
Dividend Stopper. So long as any share of Series 2021 Preferred Stock remains outstanding, (1) no cash dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior securities (other than a dividend payable solely in shares of junior securities) and (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as (a) a result of a reclassification of junior securities for or into other junior securities, or the exchange or conversion of one share of junior securities for or into another share of junior securities, (b) repurchases in support of our employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities), unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of the Series 2021 Preferred Stock and parity securities have been paid or declared and a sum sufficient for the payment of those dividends has been set aside.
Except as provided below, for so long as any share of Series 2021 Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity securities for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Series 2021 Preferred Stock. To the extent that we declare dividends on the Series 2021 Preferred Stock and on any parity securities but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series 2021 Preferred Stock and the holders of any parity securities. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series 2021 Preferred Stock and all parity securities bear to each other.
Voting Rights. The holders of the Series 2021 Preferred Stock do not have voting rights other than those described below, except as specifically required by Virginia law. In any matter in which the Series 2021 Preferred Stock may vote, each share of Series 2021 Preferred Stock will represent one vote.

So long as any shares of Series 2021 Preferred Stock remain outstanding, the vote or consent of the holders of at least two-thirds of all of the shares of Series 2021 Preferred Stock and Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, shall be necessary for effecting or validating:
•amend or alter the provisions of our Articles so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series 2021 Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of Burke & Herbert;
•amend, alter or repeal the provisions of our Articles so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series 2021 Preferred Stock, taken as a whole; or
•consummate a binding share exchange or reclassification involving the Series 2021 Preferred Stock or a merger or consolidation of Burke & Herbert with another corporation or other entity, unless in each case (i) the shares of Series 2021 Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2021 Preferred Stock, taken as a whole;
provided, however, that any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series 2021 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of Burke & Herbert will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series 2021 Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series 2021 Preferred Stock for this purpose), then only the Series 2021 Preferred Stock adversely affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Without the consent of the holders of Series 2021 Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series 2021 Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series 2021 Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the articles of amendment establishing the Series 2021 Preferred Stock that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series 2021 Preferred Stock that is not inconsistent with the provisions of the Articles of Amendment establishing the Series 2021 Preferred Stock.
Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, the holders of the shares of the Series 2021 Preferred Stock will be entitled to receive a liquidating distribution of $10,000 per share of Series 2021 Preferred Stock, plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to our shareholders, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of stock ranking junior to the Series 2021 Preferred Stock. Distributions will be made pro rata as to the Series 2021 Preferred Stock and any other stock ranking on parity with the Series 2021 Preferred Stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series 2021 Preferred Stock and any other stock ranking on parity with the Series 2021 Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series 2021 Preferred Stock will have no right or claim to any of our remaining assets.
In the event that our assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series 2021 Preferred Stock and the corresponding amounts payable on any parity securities, the holders of Series 2021 Preferred Stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.
Redemption. The Series 2021 Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Series 2021 Preferred Stock are not redeemable prior to April 15, 2026 (the “5-Year Anniversary Date”). The holders of the Series 2021 Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series 2021 Preferred Stock.
We may, at our option and subject to any required regulatory approvals, redeem the Series 2021 Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the 5-Year Anniversary Date, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” including prior to the 5-Year Anniversary Date, in each case at a redemption price equal to $10,000 per share, plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series 2021 Preferred Stock to, but excluding, the date fixed for redemption (the “redemption date”). In the event the applicable dividend payment date that is the redemption date is not a business day, the redemption price shall be paid on the next business day without any adjustment to the amount of the redemption price paid. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable dividend record date will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect Burke & Herbert to redeem the Series 2021 Preferred Stock on or after the date it becomes redeemable at Burke & Herbert’s option.
We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series 2021 Preferred Stock as “additional tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.
A “regulatory capital treatment event” means the good faith determination by us, that, as a result of any:

•amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series 2021 Preferred Stock;
•amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series 2021 Preferred Stock;
•official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series 2021 Preferred Stock;
there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $10,000 per share of the Series 2021 Preferred Stock then outstanding as additional tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines, rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules, guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series 2021 Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.
Under regulations currently applicable to us, we may not exercise our option to redeem any shares of Series 2021 Preferred Stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series 2021 Preferred Stock unless it is replaced with other tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that, following redemption, we will continue to hold capital commensurate with our risk.
If shares of Series 2021 Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series 2021 Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof; provided that, if the shares of the Series 2021 Preferred Stock are held in global form through The Depository Trust Company, or “DTC,” we may give such notice at such time and in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:
•the redemption date;
•the number of shares of Series 2021 Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
•the redemption price;

•the place or places where holders may surrender certificates evidencing shares of Series 2021 Preferred Stock for payment of the redemption price; and
•that dividends on the shares to be redeemed will cease to accrue on the redemption date.
If notice of redemption of any shares of Series 2021 Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series 2021 Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series 2021 Preferred Stock, such shares of Series 2021 Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the shares of the Series 2021 Preferred Stock at the time outstanding, the shares to be redeemed shall be selected (i) pro rata from the holders of records of the Series 2021 Preferred Stock in proportion to the number of shares of the Series 2021 Preferred Stock held by such holders, (ii) by lot, or (iii) in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series 2021 Preferred Stock is listed.
Holders of the Series 2021 Preferred Stock will have no right to require the redemption or repurchase of the Series 2021 Preferred Stock and should not expect such redemption or repurchase.
Preemptive Rights. No holder of any share of our Series 2021 Preferred Stock has any preemptive right to subscribe to an additional issue of our capital stock or to any security convertible into such stock.
Conversion. The Series 2021 Preferred Stock will not be convertible to common stock.
Transfer Agent, Registrar and Calculation and Paying Agent. Equiniti Trust Company, LLC, will act as initial transfer agent, registrar and calculation and paying agent for the payment of dividends for the Series 2021 Preferred Stock.
DESCRIPTION OF SECURITIES WE MAY OFFER
General
We may offer shares of our common stock, $0.50 par value per share and preferred stock, $1.00 par value per share, various series of debt securities and/or warrants, depository shares, purchase contracts, units and/or subscription rights to purchase any such securities, either individually or in combination, up to a total dollar amount of $350,000,000.00, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.
Our ability to sell certain of these securities could be limited by our existing or future credit agreements, regulatory restrictions, or by other factors, and you should not assume that we will be able to issue any or all of these securities if and when we require cash.
To the extent we describe the general terms of any of the above-listed securities in this section entitled “Description of Securities We May Offer,” such descriptions are not intended to list all of the terms or provisions that may be applicable to any such securities to be sold hereunder, and we are not limited in any respect in our ability to issue securities with terms different from or in addition to those described under any such headings or elsewhere in this prospectus, provided that the terms are not inconsistent with our Articles, Bylaws or any applicable indenture or other similar instrument.
No director, officer, employee or stockholder of ours has any liability for (i) any of our obligations under any debt or equity securities issued in accordance with this prospectus or under any indenture, certificate of designations or other governing instrument delineating such obligations or (ii) any claim based on, in respect of, or by reason of such obligations or their creation. Each holder, upon our issuance of any such securities or our execution and delivery of any such instrument, waives and releases all such liability. This waiver and release are part of the consideration for issuance of such securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•the names of those agents or underwriters;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment or other options, if any; and
•the net proceeds to us.
Common Stock
When we offer to sell shares of our common stock, we will describe the specific terms of the offering in a supplement to this prospectus. A description of the material terms of our common stock is included with this prospectus under the above section entitled, “Description of Outstanding Securities—Common Stock.”
Preferred Stock
The following is a description of the material features and rights of preferred stock that we may offer to sell under this prospectus. This summary is subject to, and qualified in its entirety by, applicable law and the provisions of our Articles and Bylaws. We will describe the specific terms of the offering and the preferred shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to any particular series of preferred stock.

As indicated above, our authorized capital stock includes 2,000,000 shares of preferred stock, par value $1.00 per share, of which 1,500 shares have been designated as 6.0% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series 2021 or “Series 2021 Preferred Stock.” As of the date of this prospectus, 1,500 shares of our Series 2021 Preferred Stock are issued and outstanding. Our Articles authorize our board of directors to, without shareholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.

If we offer shares of preferred stock in the future, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. In addition, the prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series. This description will include:
•the title and stated value;
•the number of shares we are offering;
•the liquidation preference per share;
•the purchase price;
•the dividend rate, period and payment date and method of calculation for dividends;
•whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of the preferred stock on any securities exchange or market;
•voting rights, if any, of the preferred stock;
•preemptive rights, if any;
•conversion or exchange rights, if any;
•restrictions on transfer, sale or other assignment, if any;
•whether interests in the preferred stock will be represented by depositary shares;
•a discussion of any material U.S. Federal income tax considerations applicable to the preferred stock;

•the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.
The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a shareholders’ right plan or with terms that may discourage a change in control of our company. The ability of our board of directors to designate series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of us.
Redemption. If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable, convertible or exchangeable. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The applicable prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.
Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.
Dividends. Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:
•all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or
•the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.
Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.
Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, and such holders may have the right to receive an additional amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.
If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights. The holders of shares of preferred stock will have no voting rights, except:
•as otherwise stated in the applicable prospectus supplement;
•as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and
•as otherwise required by applicable law.
Transfer Agent and Registrar. Unless otherwise stated in the applicable prospectus supplement, the transfer agent for any additional class or series of our preferred stock will be Equiniti Trust Company, LLC.
Debt Securities
In this section, we describe the general terms and provisions of the debt securities that we may offer. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide.
We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

We may issue debt securities from time to time in one or more series. We may issue senior or subordinated debt securities under one or more separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior debt indenture and the subordinated debt indenture are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” These indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.
The indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.
The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.
We may issue notes or bonds in traditional paper form, or we may issue a global security. The debt securities of any series may be issued in definitive form or, if provided in the applicable prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by us. Each debt security represented by a global security is referred to in this prospectus as a “book-entry security”.
The debt securities will be our direct obligations. The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:
•the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;
•the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;
•the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;
•the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;
•the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;
•the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months;
•the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;
•any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;
•our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

•if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;
•whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;
•whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;
•provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;
•any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;
•whether the debt securities will be issued in certificated or book-entry form;
•the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;
•whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;
•any restrictions or condition on the transferability of the debt securities;
•the exchanges, if any, on which the debt securities may be listed;
•the trustee, authenticating or paying agent, transfer agent or registrar, and
•any other material terms of the debt securities and the applicable indenture.
The indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in the indentures. Your rights are defined by the terms of the indentures, not the summary provided herein. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. There may be other provisions that also are important to you.
Some of the debt securities may be issued as original issue discount debt securities (“Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to U.S. Federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.
Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture pursuant to which such debt securities are issued.
Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.
We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.
    Senior Debt Securities
The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.
Events of Default. Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:
•default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;
•default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;
•default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;
•failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;
•specified events of bankruptcy, insolvency, or reorganization; and
•any other event of default specified with respect to senior debt securities of that series.
If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.
We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.
Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:
•defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding; and/or
•covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.
To make either of the above elections, we will be required to deposit in trust with the trustee money and/or government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency (as defined below), foreign government obligations, which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.
As used in the senior indenture, “government obligations” are:
•direct obligations of the United States of America;
•direct obligations of the government that issued the foreign currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or
•obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government that issued the foreign currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt.
As used in the senior indenture, “foreign currency” is any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.
As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.
If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.
Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:
•evidence the assumption by another person of our obligations;
•add covenants for the benefit of the holders of all or any series of senior debt securities;
•add any additional events of default;
•add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;
•add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;
•secure any senior debt security;
•establish the form or terms of senior debt securities of any series;
•evidence the acceptance of appointment by a successor trustee; or
•cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.
Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:
•change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;
•change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;
•impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;
•reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or
•modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.
The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.
Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:
•the successor is a person organized under U.S. law;
•the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;
•after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•other specified conditions are met.
    Subordinated Debt Securities
The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.
Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.
As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as or be subordinate to, the subordinated debt securities.
As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or be subordinate to, the subordinated debt securities.
If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.
Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:
•there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or
•any judicial proceeding shall be pending with respect to any such default in payment or event of default.
In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.
Events of Default. Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:
•our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;
•our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;
•our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and
•any other default regarding that series of debt securities.
Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities—Defeasance and Covenant Defeasance.”
Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities—Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.
Consolidation, Merger and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities—Consolidation, Merger, and Sale of Assets.”
    Regarding the Trustee
Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.
The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.

    Governing Law
    The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
    Global Securities
    Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.
Warrants
In this section, we describe the general terms and provisions of the warrants to purchase common stock or other securities that we may offer. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement accompanying this prospectus relating to any warrants we offer will include specific terms relating to the offering, including, among other things:
•the title and the aggregate number of warrants;
•the debt securities or stock for which each warrant is exercisable;
•the date or dates on which the right to exercise such warrants commences and expires;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•the price or prices at which such warrants are exercisable;
•the currency or currencies in which such warrants are exercisable;
•the periods during which and places at which such warrants are exercisable;
•the terms of any mandatory or optional call provisions;
•the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;
•the identity of the warrant agent;
•if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
•the exchanges, if any, on which such warrants may be listed;

•the maximum or minimum number of warrants which may be exercised at any time;
•information with respect to book-entry procedures, if any; and
•any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.
Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Holders of warrants may exercise their respective warrants in the manner set forth in the applicable prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.
Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:
•in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.
The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.
Depositary Shares
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, fractional interests in shares of our preferred stock, rather than full shares of preferred stock, as set forth in the applicable prospectus supplement. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, which we will file with the SEC in connection with the issuance of the depositary shares, and our certificate of incorporation, as amended, and our amended and restated bylaws. You should carefully consider the actual provisions of these documents.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:
•all outstanding depositary shares relating to the deposit agreement have been redeemed; or
•there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.
If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered under this prospectus and the applicable prospectus supplement.
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.
The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.
The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement and the applicable prospectus supplement and any other offering material in their entirety.
Subscription Rights
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•the price, if any, for the subscription rights;
•the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;
•the number of subscription rights issued to each stockholder;
•the number and terms of each share of our common stock or preferred stock or debt securities that may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•the conditions to completion of the offering of subscription rights;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

Purchase Contracts
As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.
The applicable prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.
The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.
Units
In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising two or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The prospectus supplement accompanying this prospectus relating to the units we may offer will include specific terms relating to the offering, including, among other things:
•the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and
•whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.
PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:
•directly to one or more purchasers;
•through agents;
•to dealers;
•through underwriters, brokers or dealers;
•in privately negotiated transactions; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
Our common stock, preferred stock, depositary shares, debt securities or other securities offered hereunder may be issued upon the conversion, exercise or exchange of other securities sold hereunder. Securities may also be issued upon the division of units.
If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us, and such resale prices may not be disclosed in the applicable prospectus supplement.

If we sell securities in an underwritten offering, the underwriters will acquire the securities for their own account, with a view to resell the securities periodically in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any underwritten offering may be on a best efforts or a firm commitment basis. Unless otherwise stated in a prospectus supplement, the obligation of the underwriters to purchase any securities on a firm underwritten basis will be conditioned upon customary closing conditions.
We may offer our equity securities into an existing trading market through agents designated by us from time to time on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
We may also offer securities directly to our stockholders on a pro rata basis. If any of the underlying securities are not subscribed for by our stockholders in any such offering, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for the repurchase and resale of such offered securities by dealers or otherwise.

Each time that we sell securities offered by this prospectus, we will (to the extent required) provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:
•the offering price of the securities and the proceeds to us, if applicable;
•the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;
•the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•any delayed delivery arrangements.
The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be affected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may determine the price or other terms of the securities offered under this prospectus by use of an auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of (i) discounts, concessions or commissions from the underwriters, (ii) commissions from the purchasers for whom they may act as agents, or (iii) a combination of the foregoing. Discounts, concessions and commissions may be changed from time to time. We do not expect these commissions and discounts to exceed what is customary for companies comparable to us in the types of transactions involved. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, which we refer to herein as the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
The applicable prospectus supplement will, where applicable:
•identify any such underwriter, dealer or agent;
•describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by underwriters and agents;
•describe any discounts, concessions or commissions allowed by underwriters to participating dealers; and
•identify the nature of the underwriter’s or underwriters’ obligation to purchase the securities.
Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the Nasdaq Stock Market LLC. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Stock Market LLC, subject to official notice of issuance, unless our issued and outstanding common stock at the date of the applicable prospectus supplement is listed on another exchange. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and such prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts. Further, agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in certain specified transactions.
These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
We do not make any representation or prediction as to the effect that any of the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Any such delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities being offered by this prospectus will be passed upon for us by Bowles Rice LLP, counsel to Burke & Herbert Financial Services Corp. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us, agents or underwriters retained in connection with an offering of securities hereunder, that counsel will be named in the applicable prospectus supplement. Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Burke & Herbert Financial Services Corp. and subsidiaries as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, have been so incorporated in reliance upon the report of Crowe LLP, an independent registered public accounting firm, incorporated by reference herein, and given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the fees and expenses to be paid by us, other than underwriting discounts and commissions, in connection with the offering of the securities described in this registration statement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$53,585.00
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and duplication expenses	*
Trustee fees and expenses	*
Rating agency fees	*
Blue sky fees	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	*
_______________
*     Fees will depend on the types of securities offered and the number of issuances, which cannot be estimated at this time. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under Article VIII, Section I of its articles of incorporation, Burke & Herbert is required under certain circumstances to indemnify its directors and officers and directors and officers of any majority or wholly-owned subsidiary, for claims and liabilities, including costs and expenses of defending such claim or liability to which they are made a party by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Burke & Herbert. With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful. These provisions are in addition to all other rights which any director or officer may be entitled as a matter of law. The full text of Article X, Section I is set forth below. Reference is made to Virginia Code § 13.1-696 through § 13.1-704 which sets forth the indemnification rights permitted under Virginia law. The full text of the relevant code sections are set forth below.
Article X, Section I of the articles of incorporation of Burke & Herbert contains the following indemnification provision:
Except as provided in Section 2 of this Article, the Corporation shall indemnify every individual made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if: (i) he or she conducted himself or herself in good faith; and (ii) he or she believed, in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in its best interests and, in all other cases, that his or her conduct was at least not opposed to its best interests (or in the case of conduct with respect to an employee benefit plan, that his or her conduct was for a purpose he or she believed to be in the interests of the participants of and beneficiaries of the plan); and (iii) he or she had no reasonable cause to believe, in the case of any criminal proceeding, that his or her conduct was unlawful.
Virginia Code § 13.1-696 through § 13.1-704 is set forth below:
§ 13.1-696.  Definitions.
As used in this article:
“Corporation” includes any corporation and any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
“Director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, manager, partner, trustee, employee, or agent of another entity or employee benefit plan. A director or officer is considered to be serving an employee benefit plan at the corporation's request if the individual's duties to the corporation also impose duties on, or otherwise involve services by, the individual to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a director or officer.
“Liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or expenses incurred with respect to a proceeding.
“Official capacity” means (i) when used with respect to a director, the office of director in a corporation and (ii) when used with respect to an officer, as contemplated in § 13.1-702, the office in a corporation held by the officer. “Official capacity” does not include service for any other entity or employee benefit plan.
“Party” means an individual who was, is, or is threatened to be made a defendant or respondent in a proceeding.
“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

§ 13.1-697. Authority to indemnify.
A. Except as provided in subsection D, a corporation may indemnify an individual who is a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:
1. The director:
a. Conducted himself in good faith; and
b. Believed:
(1) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(2) In all other cases, that his conduct was at least not opposed to its best interests; and
c. In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or
2. The director engaged in conduct for which broader indemnification has been made permissible or obligatory as authorized by subsection C of § 13.1-704.
B. A director's conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subdivision A b (2).
C. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this section.
D. Unless ordered by a court under subsection C of § 13.1-700.1 or broader indemnification has been made permissible or obligatory as authorized by subsection C of § 13.1-704, a corporation may not indemnify a director under this section:
1. In connection with a proceeding by or in the right of the corporation except for expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard under subsection A; or
2. In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
§ 13.1-698. Mandatory indemnification.
Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against expenses incurred by the director in connection with the proceeding.
§ 13.1-699. Advance for expenses.

A. A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the expenses incurred in connection with the proceeding by a director who is a party to a proceeding because the individual is a director if the director delivers to the corporation a signed written undertaking to repay any funds advanced if (i) the director is not entitled to mandatory indemnification under § 13.1-698 and (ii) it is ultimately determined under § 13.1-700.1 or 13.1-701 that the director is not entitled to indemnification.
B. The undertaking required by subsection A shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.
C. Authorizations under this section shall be made by:
1. The board of directors:
a. If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee consisting solely of two or more disinterested directors appointed by such a vote; or
b. If there are fewer than two disinterested directors, by the vote necessary for action by the board of directors in accordance with subsection C of § 13.1-688, in which authorization directors who do not qualify as disinterested directors may participate; or
2. By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.
§ 13.700. Repealed by Acts 1987, cc. 59 and 257.
§ 13.1-700.1. Court orders for advance, reimbursement, or indemnification.
A. An individual who is a party to a proceeding because he is a director of the corporation may apply for indemnification or an advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:
1. Order indemnification if the court determines that the director is entitled to mandatory indemnification under § 13.1-698;
2. Order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by § 13.1-704; or
3. Order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable (i) to indemnify the director or (ii) to advance expenses to the director, even if, in the case of clause (i) or (ii), the director has not met the relevant standard of conduct set forth in subsection A of § 13.1-697, failed to comply with § 13.1-699, or was adjudged liable in a proceeding referred to in subsection D of § 13.1-697, but if the director was adjudged so liable, indemnification shall be limited to expenses incurred in connection with the proceeding.
B. If the court determines that the director is entitled to indemnification under subdivision A 1 or to indemnification or advance for expenses under subdivision A 2, it shall also order the corporation to pay the director's expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the director is entitled to indemnification or advance for expenses under subdivision A 3, it may also order the corporation to pay the director's expenses to obtain court-ordered indemnification or advance for expenses.
C. Neither (i) the failure of the corporation, including its board of directors, its independent legal counsel and its shareholders, to have made a determination prior to the commencement of any action permitted by this section that the applying director is entitled to receive an advance, reimbursement, or indemnification nor (ii) the determination by the corporation, including its board of directors, its independent legal counsel and its shareholders, that the applying director is not entitled to receive an advance, reimbursement, or indemnification shall create a presumption to that effect or otherwise of itself be a defense to that director's application for an advance for expenses, reimbursement, or indemnification.
§ 13.1-701. Determination and authorization of indemnification.
A. A corporation may not indemnify a director under § 13.1-697 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because the director has met the relevant standard of conduct set forth in § 13.1-697.
B. The determination shall be made:
1. If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
2. By special legal counsel:
a. Selected in the manner prescribed in subdivision 1; or
b. If there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or
3. By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
C. Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification shall be made by those entitled to select special legal counsel under subdivision B 2.
§ 13.1-702. Advance for expenses and indemnification for officers.
Unless limited by a corporation's articles of incorporation:
1. An officer of the corporation who is a party to a proceeding because he is an officer is entitled to mandatory indemnification under § 13.1-698 and is entitled to apply for court-ordered advance or reimbursement of expenses and indemnification under § 13.1-700.1, in each case to the same extent as a director; and
2. The corporation may indemnify and advance expenses under this article to an officer who is a party to a proceeding because the individual is an officer to the same extent as to a director.
§ 13.1-703. Insurance.

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director or officer, regardless of whether the corporation would have power to indemnify or advance expenses to the individual against the same liability under this article.
§ 13.1-704. Application of article.
A. Unless the articles of incorporation or bylaws expressly provide otherwise, any authorization of indemnification or advances or reimbursement of expenses in the articles of incorporation or bylaws shall not be deemed to prevent the corporation from providing indemnity or advances or reimbursement of expenses permitted or mandated by this article.
B. A corporation, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by the board of directors or shareholders, may obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification in accordance with § 13.1-697 or subsection C and advance funds to pay for or reimburse expenses in accordance with § 13.1-699. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection C of § 13.1-699 and subsection C of § 13.1-701.
C. Any corporation shall have power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against (i) his willful misconduct or (ii) a knowing violation of criminal law. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed, unless the articles of incorporation or any such bylaw or resolution expressly provides otherwise, also to obligate the corporation to advance funds to pay for or reimburse expenses to the fullest extent permitted by law in accordance with § 13.1-699 except that the applicable standard shall be conduct that does not constitute willful misconduct or a knowing violation of criminal law, rather than the standard of conduct prescribed in § 13.1-697. Unless the articles of incorporation, or any such bylaw or resolution expressly provide otherwise, any determination as to the right to any further indemnity shall be made in accordance with subsection B of § 13.1-701. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors, and administrators of such a person.
D. A right of indemnification or advance for expenses created under this article or under subsection B and in effect at the time of an act or omission shall not be reduced, eliminated, or impaired by any amendment of the articles of incorporation or bylaws or a resolution of the board of directors or shareholders adopted after the occurrence of such act or omission unless, in the case of a right created under subsection B, the provision creating such right and in effect at the time of such act or omission explicitly authorizes such reduction, elimination, or impairment after such act or omission has occurred.
E. Any provision pursuant to subsection B shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise expressly provided. Any provision for indemnification or advance for expenses in the articles of incorporation or bylaws, or a resolution of the board of directors or shareholders of a predecessor of the corporation in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by subdivision A 4 of § 13.1-721.

F. This article does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.
G. This article does not limit a corporation's power to provide indemnity to, advance or reimburse expenses incurred by, or provide or maintain insurance on behalf of an agent or an employee who is not a director or officer.

Burke & Herbert has limited its exposure to liability for indemnification of directors and officers by purchasing director’s and officer’s liability insurance coverage. The rights of indemnification provided in Burke & Herbert’s articles of incorporation are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors, or otherwise.
Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

ITEM 16. EXHIBITS

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement
2.1
Agreement and Plan of Reorganization between Burke & Herbert Financial Services Corp. and Summit Financial Group, Inc., dated as of August 24, 2023 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed August 25, 2023).

3.1	Articles of Incorporation of Burke & Herbert Financial Services Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed August 13, 2024).
3.2	Bylaws of Burke & Herbert Financial Services Corp. (incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-Q filed May 10, 2024).
4.1***	Description of Burke & Herbert Financial Services Corp. Securities.
4.2	Specimen certificate for the Common Stock of Burke & Herbert Financial Services Corp. (incorporated by reference to Exhibit 4.1 to the Form 10/A Registration Statement, filed April 3, 2023).
4.3*	Form of Certificate of Designation of Burke & Herbert Financial Services Corp. for Preferred Stock
4.4*	Specimen stock certificate representing Burke & Herbert Financial Services Corp. Preferred Stock
4.5***	Form of Senior Indenture
4.6*	Form of Senior Debt Security
4.7***	Form of Subordinated Indenture
4.8*	Form of Subordinated Debt Security
4.9*	Form of Warrant Agreement
4.10*	Form of Warrant Certificate
4.11*	Form of Depositary Agreement
4.12*	Form of Depositary Receipt
4.13*	Form of Subscription Rights Certificate
4.14*	Form of Subscription Agent Agreement
4.15*	Form of Purchase Contract Agreement
4.16*	Form of Unit Agreement
4.17*	Form of Unit Certificate
5.1***	Opinion of Bowles Rice LLP
8.1*	Opinion of counsel as to certain U.S. federal income tax matters
23.1***	Consent of Crowe LLP
23.2***	Consent of Bowles Rice LLP (included in Exhibit 5.1)
24.1***	Powers of Attorney (included on signature page)
25.1**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture
25.2**	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture
107.1***	Filing Fee Table
* To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.
** Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended and the rules and regulations thereunder.

*** Previously Filed.

ITEM 17. UNDERTAKINGS
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Burke & Herbert Financial Services Corp.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)2 of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described in Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Virginia, on December 6, 2024.
BURKE & HERBERT FINANCIAL SERVICES CORP.
By:    /s/ David P. Boyle
    David P. Boyle
    Chair and Chief Executive Officer
By:    /s/ Roy E. Halyama
    Roy E. Halyama
    Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on December 6, 2024 in the capacities indicated.

Signature	Title

By: /s/ David P. Boyle David P. Boyle	Chair, Chief Executive Officer and Director (Principal Executive Officer)

By: /s/ Roy E. Halyama Roy E. Halyama	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By: /s/ Paula S. Biggs Paula S. Biggs	Vice President and Controller

By: * H. Charles Maddy, III	President and Director

By: * Mark G. Anderson	Director

By: * Julian F. Barnwell, Jr.	Director

By: * Oscar M. Bean	Director

By: * Katherine D. Bonnafé	Director

By: * James M. Burke	Director

By: * James P. Geary, II	Director

By: * Georgette R. George	Director

By: * Gary L. Hinkle	Director

By: * S. Laing Hinson	Director

By: * Jason A. Kitzmiller	Director

By: * Shawn P. McLaughlin	Director

By: * Charles S. Piccirillo	Director

By: * Jose D. Riojas	Director

By: * Jill S. Upson	Director

*By: /s/ David P. Boyle David P. Boyle	Attorney-In-Fact